UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation)	001-39924 (Commission File No.)	47-5423944 (IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330
(Address of principal executive offices and zip code)

(800) 674-3612
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on January 3, 2023, Crown Electrokinetics Corp. (the “Company”) entered into a Securities Purchase Agreement (the “January Purchase Agreement”) with certain accredited investors as purchasers (the “January Investors”). Pursuant to the January Purchase Agreement, the Company sold, and the January Investors purchased, $1.2 million in principal amount of senior secured notes (the “January Notes”) and 2,500,000 warrants (“January Warrants”), each January Warrant entitling the holder to purchase one share of the Company’s common stock.

On May 23, 2023, the lead lender and collateral agent for the January Notes agreed to grant the Company an extension of the maturity date thereof until May 31, 2023 in exchange for the issuance by the Company to the January Investors, on a pro rata basis, of 1,500,000 shares of the Company’s common stock, subject to approval by the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 30, 2023	CROWN ELECTROKINETICS CORP.

	By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer